VERNON L. HOPKINSON (3656)
COHNE, RAPPAPORT & SEGAL, P.C.
525 East 100 South, Suite 500
P. O. Box 11008
Salt Lake City, Utah  84147-0008
Telephone:  (801) 532-2666
General Counsel for the Trustee, Roger G. Segal


              IN THE UNITED STATES BANKRUPTCY COURT

            FOR THE DISTRICT OF UTAH, CENTRAL DIVISION
-----------------------------------------------------------------

In re:                          )
                                )
BONNEVILLE PACIFIC CORPORATION, )    Bankruptcy No. 91A-27701
                                )
           Debtor.              )           (Chapter 11)

------------------------------------------------------------------

       NOTICE OF TRUSTEE'S CONDITIONAL LETTER AGREEMENT TO
          COMPROMISE POST-PETITION INTEREST RATE DISPUTE
                        AND OTHER ISSUES

     Roger G. Segal, the duly appointed, qualified and acting Chapter 11 trustee for the above-captioned Debtor, by and through his counsel of record, hereby files with the Court the attached copy of the Trustee's "Conditional Letter Agreement to Compromise Interest Rate Dispute and Other Chapter 11 Plan Issues" dated December 31, 1997. Also attached hereto is a copy of the "Press Release" issued by the Trustee in connection with the conditional letter agreement. Any party-in-interest having questions concerning the attached conditional letter agreement should contact the undersigned counsel for the Trustee.

     DATED this 31st day of December, 1997.

                              COHNE, RAPPAPORT & SEGAL, P.C.



                              VERNON L. HOPKINSON, General Counsel
                              for the Trustee, Roger G. Segal

                      CERTIFICATE OF SERVICE

     I hereby certify that I am a member of and/or employed by the law firm of COHNE, RAPPAPORT & SEGAL, P.C. 525 East 100 South, Suite 500, P.O. Box 11008, Salt Lake City, Utah 84147-0008, and that in said capacity a true and correct copy of the foregoing was caused to be served upon all those listed on the limited mailing matrix by depositing a properly addressed envelope containing the same in the United States mail, first class, postage prepaid thereon, this 31st day of December, 1997.

                            PRESS RELEASE
-----------------------------------------------------------------

      Roger G. Segal, Chapter 11 Trustee * P.O. Box 11008 *
Salt Lake City, Utah 84147-0008 * (801) 532-2666 * (801) 355-1813

For Immediate Release

Date:     December 31, 1997
Contact:  Roger G. Segal, Trustee
Phone:    (801) 532-2666
Fax:      (801) 355-1813

            CHAPTER 11 TRUSTEE FOR BONNEVILLE PACIFIC
           CORPORATION ANNOUNCES CONDITIONAL SETTLEMENT
         REGARDING POST-PETITION INTEREST AND OTHER ISSUES

SALT LAKE CITY, UTAH, DECEMBER 31, 1997:

     Roger G. Segal, as the Chapter 11 Bankruptcy Trustee for Bonneville Pacific Corporation (BPCO), announced today that he has reached conditional settlements with the holders of certain senior claims with respect to the calculation and payment of post-petition interest and with holders of certain subordinated claims and equity interests who will not oppose a Chapter 11 plan to be filed in the future by the Trustee. The settlements and some of the general terms of a Chapter 11 plan to be proposed in the future by the Trustee are detailed in an eight (8) page letter agreement, a copy of which is on file with the United States Bankruptcy Court for the District of Utah and can also be obtained by contacting the Trustee. THE LETTER AGREEMENT MUST BE READ IN ITS ENTIRETY FOR ALL THE PROVISIONS OF THE CONDITIONAL SETTLEMENTS.


     The Trustee's conditional agreement with certain senior creditors provides, among other things, as follows: Generally, holders of Senior Claims (bank, debenture and trade claims) would receive in full satisfaction of their approximately $100 million of senior unsecured debt, approximately $145.25 million as of December 5, 1997, plus interest after that date. Specifically, the banks would receive post-petition interest on their allowed claims of approximately $31.5 million at an effective rate of 8.03% through December 5, 1997, and at 8.1% thereafter; the debentures would receive post-petition interest on their allowed claim of approximately $64.75 million at a rate of 7.32%; and allowed general unsecured trade claims of approximately $3.75 million would receive post-petition interest at 5.5%. No interest would be compounded. All payments to the Senior Claims would be in cash at the distribution date of a confirmed plan of reorganization; at the Trustee's discretion, certain senior creditors have agreed that up to $3.25 million of the payment on the Senior Claims can be in the form of a one-year 10% unsecured note payable to those certain senior creditors; one of the senior creditors would also receive an additional $400,000.00 for partial reimbursement of its post-petition attorneys' fee expense provided for under its loan documents.

     The Trustee's conditional agreement with certain holders of subordinated claims and existing equity interests provides, among other things, that the Trustee will file a proposed Chapter 11 plan which will propose to pay the Pre-petition Section 510(b) Selling Debenture Claims, the Post-petition Section 510(b) Selling Debenture Claims, the Deeply Subordinated Claims and Limited Partner Claims in New Common Stock of the reorganized debtor. Part of the New Common Stock would be distributed as follows:

     (a) For Pre-petition Section 510(b) Selling Debenture Claims, 100% of the allowed (compromised and without post-petition interest) claim in New Common Stock;

     (b)  For Post-petition Section 510(b) Selling Debenture
          Claims, 70% of the allowed (compromised and without post-petition interest) claim in New Common Stock;

     (c) For Deeply Subordinated Claims, 10% of the allowed claim (without post-petition interest) in New Common Stock; and

     (d)  For Limited Partner Claims, 25% of the allowed claim
          (compromised and without post-petition interest) in New
          Common Stock.

After distribution of the New Common Stock as set forth above, the remaining New Common Stock will be divided one-half (50%) to
Section 510(b) Equity Claims (which would also include the Cigna Claim, which will be separately classified and treated as an allowed Section 510(b) Equity Claim plus ten percent) and one-half (50%) to then existing shareholders. The Trustee's proposed Chapter 11 plan will not be prepared and filed with the Bankruptcy Court for at least thirty (30) days; the proposed plan will set forth in detail all the numerous terms and conditions relating to payment of claims in the Debtor's Chapter 11 case.

     THE ABOVE-REFERENCED SETTLEMENTS ARE CONDITIONED UPON APPROVAL BY THE BANKRUPTCY COURT IN THE CONTEXT OF A CHAPTER 11 PLAN CONFIRMATION PROCESS; such process includes the approval by the Bankruptcy Court of a disclosure statement; until a disclosure statement has been approved by the Bankruptcy Court, no party-in-interest may solicit the acceptance or rejection of any plan. If the Bankruptcy Court does not confirm the proposed Chapter 11 plan to be submitted by the Trustee, then the settlements and the letter agreement will be void. ANY CHAPTER 11 PLAN MUST FIRST BE APPROVED (AND CONFIRMED) BY THE BANKRUPTCY COURT AFTER FULL NOTICE AND HEARING (WITH AN OPPORTUNITY FOR ANY PARTY-IN-INTEREST TO OBJECT) BEFORE ANY PLAN CAN BECOME EFFECTIVE.

      CONFIDENTIAL AND PRIVILEGED SETTLEMENT COMMUNICATION
          SUBJECT TO FEDERAL RULES OF EVIDENCE RULE 408

                        December 31, 1997

                SENT VIA FACSIMILE TRANSMISSION

Jeremy Richards                            Fax No. (310) 201-0760
Pachulski, Stang, Ziehl & Young
Center City North Building
10100 Santa Monica Blvd., #1100
Los Angeles, CA  90067

James Ricciardi                            Fax No. (212) 351-4035
Gibson, Dunn & Crutcher, LLP
200 Park Ave., 48th Flr.
New York, NY  10166-0193

      Re:	Bonneville Pacific Corporation, Debtor; Conditional
          Letter Agreement to Compromise Interest Rate Dispute and Other Chapter 11 Plan Issues

Dear Jeremy and Jim:

     Regarding the above-referenced Debtor, the purpose of this letter is to enter into a conditional agreement(1) between the Trustee, the Senior Claim holders,(2) and the Wellhead Interests(3)
---------------
(1) The Trustee shall be bound by this letter agreement if it is timely signed and delivered only to the extent he can be bound without approval after due notice by the United States Bankruptcy Court for the District of Utah (hereafter the "Bankruptcy Court"). Numerous other terms of a Chapter 11 plan will also be subsequently proposed by the Trustee.

(2) "Senior Claim Holders" consist of entities managed by Halcyon/Alan B. Slifka Management Company LLC and Halcyon Offshore Management Company LLC (collectively "Halcyon"); Argo Partners; Merrill Lynch; Baker, Nye; and CoMac Partners, L.P. Halcyon is executing this letter agreement only as to all of Sections I and III.

(3) The "Wellhead Interests" consist of 1) joint venture comprised of Wellhead Electric Company Inc., and Frank A. Klepetko;
2) BP Investment Recovery Partners LP; and 3)Fresno Power Investors, LP. Collectively the Wellhead Interests currently own the $10 million CIGNA claim, approximately $1 million in Section 510(b) pre and post-petition selling debenture claims; more than $1 million in Section 510(b) equity claims, and approximately 100,000 shares of the Debtor's existing common stock. The Wellhead Interests also own a right to direct the vote of approximately one-half of the total Deeply Subordinated debt.

concerning certain issues involved in the Debtor's Chapter 11 case.

                            SECTION I

      The parties hereto agree to compromise the dispute regarding any post-petition interest payable on the unsecured bank, debenture and trade claims(4) (hereafter the "Interest Rate Dispute"), subject to Bankruptcy Court approval in the context of a plan confirmation, as follows:

     a. Bank debt not to exceed in amount the claims as filed and not subject to amendment (approximately $31,500,000.00) would receive simple interest without compounding on their Allowed Senior Claim at the rate of 8.03% per annum from December 5, 1991 (or such later date as the particular bank claimant actually advanced money to or for the benefit of the Debtor or its estate) to December 5, 1997 and at the simple interest rate of 8.10% per annum from and after December 6, 1997 until the debt is paid in full. All holders of bank debt would release and waive all claims of any kind against the past or present debenture holders relating to any of the bank debt. The Trustee reserves his right to object to the claim of Caisse Nationale de Credit Agricole.

     b. The debenture claim of $64,750,168.95 would receive simple interest without compounding on such claim at the rate of 7.32% per annum from and after December 5, 1991 until the debt is paid in full.

     c. The trade debt (currently approximately $3,750,000.00) would receive simple interest without compounding on such claims at the rate of 5.50% per annum from December 5, 1991 until the debt is paid in full.

     d. All payment to the aforesaid Allowed Senior Claims (see paragraphs a., b., and c. above) will be in cash at the distribution date set forth in the plan except that at the Trustee's sole and absolute discretion up to $3,250,000.00 of the payment to Halcyon (and its related entities), Baker, Nye and CoMac
---------------
(4) Such prepetition unsecured bank, debenture and trade claims, as calculated by the Trustee, total approximately one hundred million dollars ($100,000,000.00) (hereafter collectively the "Allowed Senior Claims").

Partners can be in the form of an unsecured note payable to such claimants. The note would be payable to each of the aforesaid claimants in a pro rata percentage based upon the particular claimant's total Allowed Senior Claim or in such other percentage as the aforesaid claimants may agree among themselves in writing. The note would bear simple interest at the rate of ten percent (10%) per annum from the Chapter 11 plan distribution date and would be paid in full in one lump sum one year after the distribution date and would not be subject to any prepayment penalty. The reorganized debtor (excluding Bonneville Fuels and the other subsidiaries) could not incur debt (other than trade debt in the ordinary course of business) without paying the note in full.

     e. Halcyon's claim under its loan documents for its post-petition attorneys' fees it has paid to its legal counsel shall be limited to $400,000.00 and shall be paid that amount (without interest) at the distribution date.

     f. The aforesaid payments to Senior Claim holders shall be in full and complete satisfaction of all liabilities the Debtor or its estate owes to the holders of Allowed Senior Claims including, without limitation, actual or potential liabilities for pre and post-petition interest, late fees, penalties, legal fees and other professional fees and any Section 503(b) "substantial contribution" claim. Any and all claims of the Senior Claim holders shall be discharged upon confirmation of the Chapter 11 plan contemplated herein.

                           SECTION II

     The Trustee will file a proposed Chapter 11 plan (conditioned on confirmation by the Bankruptcy Court) which would provide, among other things, as follows:(5)

          1.  All Allowed Administrative Claims and Allowed
     Priority Claims shall be paid in cash (unless otherwise agreed by each such claim holder) on the later of the Effective Date or the date each such Claim first becomes an allowed Claim.


          2. The allowed claims (as calculated as a compromise by the Trustee in the Chapter 11 plan) of the Prepetition Selling
     Section 510(b) Debenture Claims, the Post-petition Selling
     Section 510(b) Debenture Claims, the Deeply Subordinated Claims and the Limited Partner Claims would be paid in new
---------------
(5) No allowed claims would receive an post-petition interest or attorneys' fees of any kind whatsoever except for the Allowed Senior Claims and then only as set forth in this letter in order to settle the Interest Rate Dispute. Numerous other terms of a Chapter 11 plan will also be subsequently proposed by the Trustee.

     common stock of the reorganized debtor ("New Common
     Stock")(6) as follows:

              a. For Prepetition Selling Section 510(b) Debenture Claims, 100% of the allowed claim in New Common Stock;

              b.  For Post-petition Selling Section 510(b)
          Debenture Claims, 70% of the allowed claims in New Common
          Stock;

              c. For Deeply Subordinated Claims, 10% of the allowed claims in New Common Stock (i.e., stock with a value of $894,500.00); and

              d. For Limited Partner Claims, 25% of the allowed claims in New Common Stock (i.e., stock with a value of approximately one million dollars).

          3. After distribution of the New Common Stock as set forth in paragraph 2 above, the remaining New Common Stock will be divided one-half (50%) to Section 510(b) Equity Claims(7) (which would also include the CIGNA claim(8)) and one-half (50%) to then current existing shareholders.

          4. The Wellhead Interests shall be entitled to select one member of the seven member board for Reorganized Bonneville. The Trustee will negotiate with the Wellhead
---------------
     (6) The value of the New Common Stock for Chapter 11 plan purposes will vary depending upon, among other things, a) the value of the existing businesses and b) the allowed amount of all administrative claims.

     (7) Such Section 510(b) Equity Claims, as proposed to be compromised in the proposed plan to be filed by the Trustee, are currently estimated to total (with the CIGNA claim) approximately
$40 million dollars ($40,000,000.00).

     (8) Concerning the ten million dollar allowed CIGNA claim, in the plan such claim would be separately classified and treated as an allowed Section 510(b) Equity Claim plus ten percent (10%). The CIGNA claim would be so classified and treated as a compromise of the Interest Rate Dispute and any claim by the Wellhead Interests (or their predecessors) for prepetition or post-petition interest, late fees, penalties and other professional fees and any Section 503(b) "substantial contribution" claim. Any and all claims of the Wellhead Interests shall be discharged upon confirmation of the Chapter 11 plan contemplated herein.

     Interests in good faith issues of corporate governance, including the selection of a highly qualified board of directors whose members have the experience and background to maximize shareholder value.

                            SECTION III

     The parties hereto further agree as follows:

     A. None of the parties hereto will oppose any proposed Chapter 11 plan for the Debtor's estate proposed by the Trustee that is consistent with (but not limited to) the terms of this letter except Halcyon may oppose the Trustee's plan if, and only if, a) NRG Energy Inc. ("NRG") is proposing a plan and b) Halcyon must by reason of its previous written and then enforceable agreements with NRG oppose the Trustee's plan. None of the parties hereto will propose or support any other proposed plan unless such other plan also has the written support of the Trustee, except Halcyon may propose or support a plan proposed by NRG if, and only if, Halcyon must do so by reason of its previous written and then enforceable agreements with NRG. If Halcyon does oppose the Trustee's proposed plan or supports or accepts a plan proposed by NRG without the written support of the Trustee, then the Trustee shall have no duty to propose the Interest Rate Dispute settlement set forth in this letter.

     B. The Senior Claim holders and the Wellhead Interests may not in any way sell, assign, encumber or otherwise transfer any of their claims without their successor-in-interest agreeing in a writing satisfactory to the Trustee to be bound by the terms of this letter agreement.

     C. This is the entire agreement among the parties hereto in respect to the subject matter set forth in this letter. All oral statements or previous writings are merged herein.

     D. Except as may be necessary to enforce the terms of this letter agreement, no party hereto or any other person or entity may use this letter agreement or any statement made or act taken in respect hereto in any litigation or for any other purpose of any kind. This letter agreement is the product of months of settlement negotiation between the parties. This letter agreement shall not bind the Trustee to do or refrain from doing any act if the Trustee believes such action or inaction is required by his fiduciary duties. No party hereto or other creditor shall have any rights to the distributions described herein unless and until the Bankruptcy Court confirms the Trustee's proposed Chapter 11 plan.(9) The parties hereto acknowledge that while the Trustee's Chapter 11 plan
---------------
     (9) This letter agreement shall be considered by the Bankruptcy Court only as part of a detailed Chapter 11 plan filed by the Trustee which plan will be consistent with (but not limited to) the terms of this letter agreement. This letter agreement will be immediately filed by the Trustee with the Bankruptcy Court.

will be consistent with the terms of this letter, the plan will also contain additional material terms and conditions. If the Trustee, in the justifiable exercise of his fiduciary duty, files any plan or plan amendment which is materially inconsistent with the terms of this letter agreement, and which materially and adversely impairs the parties hereto, then this letter agreement shall be void without further notice and the parties hereto shall no longer be bound by the terms of this letter agreement.

     E. If the Bankruptcy Court does not confirm the proposed Chapter 11 plan to be filed by the Trustee which is consistent with (but not limited to) this letter by August 31, 1998, then this letter agreement shall be void without further notice and the parties hereto shall no longer be bound by the terms of this letter agreement.

     If this letter is satisfactory, please have each of the parties sign below and return faxed signatures to me by no later than December 31, 1997 and original signatures to me by no later than January 6, 1998. If all parties hereto have not sent to me such faxed and original signatures by the times set forth above, then this letter shall automatically be null and void without further notice.

                              Sincerely,

                              COHNE, RAPPAPORT & SEGAL, P.C.



                              Vernon L. Hopkinson
                              General Counsel for the Trustee

     The parties below have read and agree to be bound (as provided in the letter) by the terms of the foregoing letter agreement.

                    Chapter 11 Trustee for Bonneville Pacific Corp.



                    Roger G. Segal, Trustee

                    "WELLHEAD INTERESTS"


                    By
                         Its

                    HALCYON/ALAN B. SLIFKA MANAGEMENT CO.,
                    LLC(agreeing to Sections I and III only)


                    By
                         Its

                    HALCYON OFFSHORE MANAGEMENT
                    CO., LLC. (agreeing to Sections I and III only)


                    By
                         Its

                    ARGO PARTNERS


                    By
                         Its

                    MERRILL LYNCH


                    By
                         Its

                    BAKER, NYE


                    By
                         Its


                    COMAC PARTNERS LP


                    By
                         Its





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